UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 25, 2005

HRPT PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-332-3990

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 25, 2005, HRPT Properties Trust, or HRPT, amended its unsecured revolving bank credit facility to increase the maximum borrowing amount to $750 million and extend the maturity date to April 2009.  Prior to this amendment, HRPT’s credit facility permitted maximum borrowings of $560 million and had a maturity date of April 2006.  The amended credit facility includes a provision whereby it may be expanded to $1.5 billion, in certain circumstances, and includes an option to extend the maturity date of the credit facility by one additional year.

Several additional amendments were made to the terms of HRPT’s credit facility.  Interest paid on drawings under the credit facility were reduced from LIBOR plus 80 basis points to LIBOR plus 65 basis points, subject to adjustment based on changes to HRPT’s credit ratings.  Certain financial and other covenants in the credit facility were also amended to reflect current market conditions.

Borrowings under HRPT’s credit facility are unsecured.  Funds available under this credit facility may be drawn, repaid and redrawn until maturity and no principal payment is due until maturity.  This credit facility also provides for acceleration of payment of all amounts payable under the credit facility upon the occurrence and continuation of certain events of default.  The proceeds of this credit facility are available for general business purposes, including acquisitions.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

CERTAIN STATEMENTS CONTAINED IN THIS CURRENT REPORT ON FORM 8-K ARE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND FEDERAL SECURITIES LAWS.  THESE INCLUDE STATEMENTS REGARDING FUTURE AVAILABILITY OF BORROWINGS UNDER HRPT’S CREDIT FACILITY AND A FEATURE UNDER WHICH HRPT MAY EXPAND THE MAXIMUM AVAILABILITY UNDER THE CREDIT FACILITY.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE, CONTINUED AVAILABILITY OF BORROWINGS UNDER THE CREDIT FACILITY IS SUBJECT TO HRPT’S MAINTAINING CERTAIN FINANCIAL COVENANTS AND MEETING OTHER CUSTOMARY CONDITIONS, AND HRPT’S INCREASING THE MAXIMUM AVAILABILITY IS ALSO SUBJECT TO OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH COULD BE IMPACTED BY CHANGES IN ITS CONDITION, THE ECONOMY OR THE CAPITAL MARKETS.  MANY OF THESE FACTORS ARE BEYOND HRPT’S CONTROL.  FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS MAY BE REQUIRED BY LAW, HRPT DOES NOT INTEND TO IMPLY THAT IT WILL UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits.

10.1                                       Amended and Restated Credit Agreement, dated as of January 25, 2005, by and among HRPT Properties Trust, Wachovia Capital Markets, LLC, as Sole Arranger and Book Manager, Wachovia Bank, National Association, as Administrative Agent, each of Royal Bank of Canada and Suntrust Bank, as Syndication Agents, each of Commerzbank Aktiengesellschaft, New York Branch and the Bank of New York, as Documentation Agents, and each of the financial institutions initially a signatory thereto together with their assignees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HRPT PROPERTIES TRUST

	By:	/s/ John C. Popeo
		Name:	John C. Popeo
		Title:	Treasurer and Chief Financial
Officer

Date: January 28, 2005